                                                                 Exhibit-(d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A


FUND                                                      FUND EFFECTIVE DATE
----                                                      -------------------

Schwab 1000 Fund                                          April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund and
   Schwab Short/Intermediate
   Government Bond Fund)                                  November 4, 1991

Schwab California Long-Term                               February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                 July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund and Schwab
   Long-Term Government Bond Fund)                        March 1, 1993

Schwab Short/Intermediate Tax-Free                        March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                      March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                     July 21, 1999

Schwab GNMA Fund                                          January 27, 2003

Schwab California Tax-Free YieldPlus Fund                 November 15, 2004

Schwab Tax-Free YieldPlus Fund                            November 15, 2004

Schwab Inflation Protected Fund                           January 21, 2006

Schwab Global Real Estate Fund                    February 27, 2007

                                          SCHWAB INVESTMENTS


                                          By:
                                                  -----------------------
                                          Name:   Kimon Daifotis
                                          Title:  Senior Vice President and
                                                  Chief Investment Officer


                                          CHARLES SCHWAB INVESTMENT
                                          MANAGEMENT, INC.

                                          By:
                                                  -----------------------
                                          Name:   Evelyn Dilsaver
                                          Title:  President and
                                                  Chief Executive Officer
Dated as of
            --------------------

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND

SCHWAB 1000 FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million; 0.22% of such assets over $500 million not in excess of $5 billion; 0.20% such daily net assets over $5 billion not in excess of $10 billion; and 0.18% of such assets over $10 billion.

SCHWAB SHORT-TERM BOND MARKET FUND
(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND
(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term Government Bond Fund) The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND
The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB GNMA FUND
The annual fee, payable monthly, is 0.45% of the Fund's average daily net assets not in excess of $500 million, 0.40% of such net assets over $500 million but not in excess of $1 billion and 0.375% of such assets over $1 billion.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB INFLATION PROTECTED FUND
The annual fee, payable monthly, is 0.40% of the Fund's average daily net assets not in excess of $500 million, 0.35% of such net assets over $500 million but not in excess of $1 billion and 0.33% of such assets over $1 billion.

SCHWAB GLOBAL REAL ESTATE FUND

                                          SCHWAB INVESTMENTS

                                          By:
                                                  --------------------
                                          Name:   Kimon Daifotis
                                          Title:  Senior Vice President and
                                                  Chief Investment Officer

                                          CHARLES SCHWAB INVESTMENT
                                          MANAGEMENT, INC.

                                          By:
                                                  -------------------
                                          Name:   Evelyn Dilsaver
                                          Title:  President and
                                                  Chief Executive Officer
Dated as of
            ------------------------